EXHIBIT 10.18A
AMENDMENT TO MARCH 24, 2005 RESTRICTED SHARE AGREEMENT

THIS AMENDMENT TO MARCH 24, 2005 RESTRICTED SHARE AGREEMENT (the “Amendment”) is entered into and made effective as of February 20, 2007 between TANGER FACTORY OUTLET CENTERS, INC., a corporation organized under the laws of the State of North Carolina (the “Company”), TANGER PROPERTIES LIMITED PARTNERSHIP, a Limited Partnership organized under the laws of the State of North Carolina (the “Employer”) and «Restricted_Share_Holder_Name», (the “Restricted Shareholder”).

WHEREAS, the Company and the Restricted Shareholder entered into Restricted Share Agreement dated March 24, 2005 ( the “Original Restricted Share Agreement”)

WHEREAS, the Share and Unit Option Committee of the Company’s Board of Directors has authority for administrative matters with respect to the Company’s Incentive Award Plan (the “Plan”);

WHEREAS, the Committee has authorized the amendment to the Original Restricted Share Agreement to make it clear that Restricted Shares will vest upon a Restricted Shareholder’s Termination of Employment by reason of the Restricted Shareholder’s death.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein and other good and valuable consideration, the Company and the Restricted Shareholder agree as follows:

1.           Section 2.1 of the Original Restricted Share Agreement shall be amended to read as follows:

“Section 2.1 – Forfeiture of Restricted Shares

Immediately upon the Restricted Shareholder’s Termination of Employment, the Restricted Shareholder shall forfeit any and all Restricted Shares then subject to Restrictions and the Restricted Shareholder’s rights in any Restricted Shares then subject to Restrictions shall lapse; provided, however, no such forfeiture shall exist in the event of Restricted Shareholder’s Termination of Employment:

(a)           by Employer other than for Cause;

(b)            by the Restricted Shareholder for Good Reason; or

(c)           because of Restricted Shareholder’s death or Disability;

For purposes of this Agreement, the term “Restrictions” shall mean the exposure to forfeiture set forth in this Section 2.1 and the restrictions on sale or other transfer set forth in Sections 2.4 and 2.5 and the terms “Cause, “Good Reason” and “Disability” shall have the same meanings as those terms may have in any employment contract between Restricted Shareholder and Employer or, if there is no such employment contract or the terms are not expressly defined in an employment contract, such terms shall have the following meanings:

(1)           A Restricted Shareholder’s employment shall be deemed terminated for “Cause” if terminated because the  Restricted Shareholder (i) causes material harm to Employer through a material act of dishonesty in the performance of his/her duties, (ii) is convicted of a felony involving moral turpitude, fraud or embezzlement, or (iii) willfully fails to perform the material duties of his/her employment (other than failure due to Disability).

(2)           A Restricted Shareholder shall be deemed to have “Good Reason” to terminate his/her employment in the event of Employer’s material breach of the terms of the Restricted Shareholder’s employment

(3)           A Restricted Shareholder’s “Disability” shall mean his/her inability through physical or mental illness or other cause to perform any of the material duties assigned to him/her by Employer for a period of ninety (90) days or more within any twelve consecutive calendar months.”

2.           Sub-paragraph (c) of Section 2.3 of each Original Restricted Share Agreement shall be amended to read as follows:

“(c)           Restrictions shall lapse with respect to any remaining Restricted Shares upon Restricted Shareholder’s Termination of Employment (i) by Employer other than for Cause, (ii) by Restricted Shareholder for Good Reason, or (iii) because of Restricted Shareholder’s death or Disability.”

3.           The Original Restricted Share Agreement as hereby amended shall continue and remain in full force and effect in accordance with its terms.

[SIGNATURES TO APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, this Amendment to March 24, 2005 Restricted Share Agreement has been executed and delivered by the parties hereto.

TANGER FACTORY OUTLET CENTERS, INC.,
a corporation organized under the laws of North Carolina

By:_____________________________________

Print Name:______________________________

Print Title:_______________________________

TANGER PROPERTIES LIMITED PARTNERSHIP, a
North Carolina Limited Partnership

By:  TANGER GP TRUST, its sole General Partner

By:____________________________________

Print Name:_____________________________

Print Title:______________________________

RESTRICTED SHAREHOLDER

______________________________________
«Restricted_Share_Holder_Name»

Address:
_________________________________

_________________________________

Taxpayer Identification Number:  _______________